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                                                                   EXHIBIT 10.23

                               SECOND AMENDMENT
                     SEVERANCE AND CORRESPONDENT CLEARING
                                   AGREEMENT

     This Second Amendment to Severance and Correspondent Clearing Agreement ("Second Amendment") is entered into by Brooks G. Ragen ("Mr. Ragen") and Ragen MacKenzie Incorporated (the "Company").

     WHEREAS, Mr. Ragen and the Company entered into that certain Severance and Correspondent Clearing Agreement (the "Preexisting Agreement") on April 17, 1998 ("Preexisting Agreement Date"; and

     WHEREAS, the parties wish to clarify certain duties and obligations thereunder in light of developments occurring subsequent to execution of the Preexisting Agreement;

     NOW THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions set forth below, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Definitions; References.  (a) Unless otherwise specifically defined
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herein, each term used herein which is defined in the Preexisting Agreement shall have the meaning assigned to such term in the Preexisting Agreement.

         (b) The Preexisting Agreement as amended by the First Amendment dated June 19, 1998 and this Second Amendment (the "Amended Agreement") is in full force and effect and is hereby ratified and confirmed. Reference in the Preexisting Agreement to "this Agreement" and to words such as "herein", "hereafter", "hereof", "hereunder" and any other words of similar import shall refer to the Amended Agreement. References to the Preexisting Agreement contained in any other document executed and delivered in connection with the transactions contemplated by the Preexisting Agreement shall refer to the Amended Agreement.

     2.  Team.  The Preexisting Agreement is hereby amended by deleting
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reference to Barbara Powell as a member of the "Team", as that term is defined in Section 2.1.

     3.  Scott McAdams.  Section 2.3 of the Preexisting Agreement and the
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severance agreement with Mr. McAdams are amended to allow Mr. McAdams to act on behalf of NewCo and or The Trust Company and their affiliates consistent with the terms of the Amended Agreement: provided however, that if NewCo does not begin operations or if such are discontinued or Mr. McAdams leaves the employment of NewCo during the term of his severance agreement with the Company, the provisions of such severance agreement shall then reapply.

     4.  Solicitation.  The Preexisting Agreement is hereby amended by adding
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the following sentences immediately prior to the final sentence of Section 2.5:
The Company hereby acknowledges and agrees that the Team may communicate directly to Team clients assigned to accounts 510 as they may choose subject however, in any event to the nondisparagement and
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other provisions of the Amended Agreement. The Company will acquiesce to or approve of written communications that otherwise conform with this Amended Agreement. This acquiescence and approval in no way constitutes concurrence and agreement by the Company with statements made in the communications. The Company will send the Puget Sound Business Journal article regarding NewCo dated July 28, 1998 to clients assigned to account 510 and clients assigned to account 001 who have not executed a letter designating another account at the time of such mailing as soon as practical upon execution of this Amendment. Neither the Team, Mr. Ragen, Barbara Powell nor the Company shall send any written solicitation to any clients assigned to account 001 (prior to the Preexisting Agreement Date) who have not properly executed and returned a letter designating a representative choice as of the date of this Agreement to transfer their account to another for a period extending from the execution of this Second Amendment through the earlier of three months or the date on which NewCo has registered and qualified and begins operations as an independent broker-dealer and/or investment advisor. Any communication between any of Mr. Ragen, the Team, Barbara Powell or the Company and clients of the Company (prior to the Preexisting Agreement Date) assigned to account 001 shall be subject to the nondisparagement provisions of Section 2.6 of the Preexisting Agreement.

     5.  Transfer of Assets.  The Preexisting Agreement is hereby amended by
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restating Section 3.5 in its entirety as follows:

     No transfer of Ragen Client Assets (as defined below) will be made out of the Company or NewCo to money managers, investment advisers, etc. (other than with the Knowlton Brothers, the fees for which are addressed in Section 3.2) for which Mr. Ragen, his Team, or NewCo will be paid, unless compensation arrangements satisfactory to the Company are established and implemented. By example but without limitation, any transfer of Ragen Client Assets to The Trust Company of Washington, Inc., or any or its affiliates other than NewCo (now or hereafter existing) (together defined as the "Trust Company") shall be deemed to be a transfer of Ragen Client Assets for which Mr. Ragen, his Team or NewCo are paid within the meaning of this Section 3.5. NewCo shall compensate the Company for any SEC-regulated business, performed with respect to such transferred Ragen Client Assets (so long as they continue to be held by Trust Company) as if Mr. Ragen, his Team or NewCo still held such assets. However, the Trust Company alone shall be entitled to any fees as trustee (but not for portfolio management) or custodian services consistent with the Trust Company practices. "Ragen Client Assets" means assets of (a) clients in the Team account numbers at the Company prior to the NewCo Employment Date except for (i) those assets (a) that such clients have elected to have assigned to account 005, (ii) that such clients have elected to have remain with the Company but be assigned to an account other than accounts 005 or 510, (iii) that such clients have failed to request by reassigned from account 001 prior to the NewCo Employment Date, and
(iv) that are moved to or held by a broker-dealer or investment adviser other than the Company prior to the NewCo Employment Date, and (b) clients who became clients of Mr. Ragen, his Team or NewCo between the NewCo Employment Date and the end of the Term.
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     6.  Verification.  The Preexisting Agreement is hereby amended by restating
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the introductory clause of Section 3 as follows: "The following fee and other arrangements shall apply during the Term, except that where specifically provided certain obligations shall survive the Term:" and by adding a new
Section 3.7 as follows:

         3.7  VERIFICATION

         (a) NewCo will cause The Trust Company to adopt policies that:

         1. The Trust Company recognizes and confirms its intent to adhere to and assist compliance with Sections 3.5, 3.7 and 3.8.

         2. The Trust Company shall notify the Company in the event that it agrees to pay or pays a referral fee or other compensation to Mr. Ragen or the Team for Investment Services (as defined in Section 3.8) and set forth the terms of such compensation.

         3. The Trust Company will not accept during the Term a transfer of Ragen Client Assets from the Company, NewCo, Mr. Ragen, the Team or any affiliate of the foregoing (other than the Trust Company of Washington) now or hereafter existing, unless prior to such transfer there is either (i) a written agreement that NewCo will continue to manage such account, or (ii) a written agreement between the Company and NewCo, Mr. Ragen the Team or any affiliate as applicable concerning compensation arrangements pursuant to Section 3.2.

         (b) NewCo will prepare the following reports on a quarterly basis.

         1. If and to the extent that assets are transferred from NewCo to the Trust Company, all transfers will be reported, with identification of assets.

         2. The quarterly report will include a summary of compensation to be paid to NewCo, Mr. Ragen or the Team by the Trust Company.

         (c) NewCo will cause the Trust Company to prepare the following reports on a quarterly basis.

         1. The aggregate dollar value of assets in the Trust Company that had been transferred by NewCo, Mr. Ragen, or the Team, together with an aggregate summary of all fees paid. This report will include data (including change in asset value as a result of increase or decrease of funds, or increase or decrease in market value) to permit a reconciliation of the aggregate amounts on a quarterly basis.

         2. The aggregate dollar amount of any compensation paid directly or indirectly to NewCo, Mr. Ragen or the Team (other than in their capacity as a shareholder of the Holding Company) as referral fees for new accounts with The Trust Company or for Investment Services to the Trust Company accounts.
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         3. The Trust Company's third party independent auditors will, on an annual basis, confirm that the appropriate fees have been paid with respect to all Trust Company assets as to which NewCo, Mr. Ragen or the Team are obligated to make payments to the Company pursuant to the Amended Agreement and that any compensation paid by the Trust Company to NewCo, Mr. Ragen or the Team for referral fees or for Investment Services has been properly reported.

         (d) The Company will use the information provided pursuant to the reports in this Section 3.7 ("Confidential Information") only for the purpose of evaluating the compliance of Mr. Ragen, his Team and NewCo with this Agreement. The Company may provide the Confidential Information received to its own employees or professional advisors (including independent auditors and counsel) only on a "need to know" basis and only for the purpose of assisting the Company in analyzing such compliance, as long as such persons agree to operate under the same nondisclosure and use restrictions as are imposed on the Company. The Company will make only as many copies of the Confidential Information as are necessary for its own internal use and purposes, and as necessary to transfer the information to a third party pursuant to this paragraph. The Company will segregate all Confidential Information from the Company's confidential materials and the confidential materials of others in order to prevent commingling. The Company shall maintain an ethical barrier within the Company such that its personnel (other than those with a "need to know" for the limited purpose permitted hereunder) do not have access to the investing strategies and strategic planning information contained therein. In addition, the Company may disclose Confidential Information as required by law, rule, regulation or judicial process, provided that it promptly notifies NewCo of the pending disclosure so that NewCo may have a reasonable period of time within which to seek a protective order. The Company agrees to reasonably cooperate with NewCo to obtain any such protective order that NewCo, in its sole discretion, may decide to seek.

         (e) "Confidential Information" for purposes of this Section 3.7 does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure not permitted by this Agreement, (ii) was available to the Company on a non-confidential basis prior to its disclosure to the Company or (iii) becomes available to the Company on a non-confidential basis from a person other than Mr. Ragen, his Team, McAdams, NewCo or The Trust Company of Washington, Inc., who, to the knowledge of the Company, is not otherwise bound by a confidentiality agreement with Mr. Ragen, his Team, McAdams, NewCo or The Trust Company of Washington, Inc., or is not otherwise prohibited from transmitting the relevant information to the Company, or (iv) becomes available to the Company as a result of regular reports or information provided by NewCo as a clearing client of the Company, which information shall be handled in accordance with the parties' Clearing Agreement.

         (f) Notwithstanding the prior provisions of this Section 3.7, in the event NewCo or The Trust Company reasonably determines, in good faith, that disclosure of some or all of the information required by this Section 3.7 to the Company would expose
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     NewCo, The Trust Company, Mr. Ragen, the Team, any of their affiliates now or hereafter existing and/or the Company to liability for such disclosure, NewCo and/or The Trust Company may withhold such information. In such event, NewCo and The Trust Company agree to cooperate and use commercially reasonable efforts to provide for a reasonably acceptable verification procedure, whether by third party accounting firm or otherwise, which would not violate any law, rule or regulation.

         (g) The provisions of the preceding paragraphs (d) and (e) shall survive the Term indefinitely.

     7.  Service of Trust Company Assets.  The Preexisting Agreement if hereby
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amended by adding a new Section 3.8 as follows:

         3.8  MANAGEMENT BY NEWCO OF TRUST COMPANY ASSETS

         Mr. Ragen, his Team or NewCo will not be compensated, directly or indirectly, by the Trust Company for referring clients or providing asset management, investor counseling or related advice ("Investment Services"), before compensation arrangements satisfactory to the Company and NewCo are established and implemented. "Investment Services" shall not include administrative, general client development or board services. If the parties are unable to agree, then the Company will be paid 23% of compensation paid to Mr. Ragen, his Team or NewCo for Investment Services.

     8.  Conduct of Business.  The Preexisting Agreement is hereby amended by
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adding a new Section 4.5 as follows:

         4.5  CONDUCT OF BUSINESS

         Until the NewCo Employment Date, the Company shall promptly provide Mr. Ragen and his Team with all commercially reasonable administrative and personnel support generally available to other brokers at the Company in a substantially similar position or as might otherwise be reasonably requested by Mr. Ragen and his Team. The Company agrees not to hinder contact or communication of any kind or nature with Ragen Clients by Mr. Ragen or his designees, except to the extent that the content or substance of the contact or communication (a) violates any applicable law or regulation governing the securities business, or (b) breaches the Amended Agreement. Without limiting the foregoing, the Company agrees, upon request by Mr. Ragen or his designees, to promptly approve for release to Ragen Clients any correspondence, press releases or other items concerning Mr. Ragen, his Team, NewCo, Scott McAdams and/or The Trust Company of Washington, Inc., without any editorial intervention, except to the extent required to prevent the content or substance of the contact or communication from (x) violating any applicable law or regulation governing the securities business, or (y) breaching or describing a proposed structure or action which would breach the Amended Agreement. The Company shall promptly set forth in writing a detailed explanation of any violation or breach that the Company believes any such proposed contact or communication would
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     cause, accompanied by the revisions to the contact or communication that would alleviate the violation or breach.

     9.  Counterparts.  Mr. Ragen and the Company hereby acknowledge the
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applicability of Section 22 of the Preexisting Agreement to this Amendment No.
1.

     IN WITNESS WHEREOF, Mr. Ragen and the Company have executed this Second Amendment as of the dates written below.

RAGEN MACKENZIE INCORPORATED                     BROOKS G. RAGEN

/s/ Lesa A. Sroufe                               /s/ Brooks G. Ragen
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By                                               Brooks G. Ragen
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Its    CEO
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Date:    September 18, 1998                      Date:    9/21/98
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                                    JOINDER

     The undersigned has executed this Second Amendment to acknowledge her agreement to the provisions of Section 4 as such relate to the undersigned.

BARBARA POWELL

/s/ Barbara Powell
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Barbara Powell
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Date:    9/21/98
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